UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (September 10 2009)

ENERGY PARTNERS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400

New Orleans, Louisiana 70170

(Address of principal executive offices)(Zip Code)

(504) 569-1875

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As previously disclosed, on May 1, 2009, Energy Partners, Ltd. (the “Company”) and certain of its subsidiaries filed voluntary petitions (In re: Energy Partners, Ltd., et. al., Case No. 09-32957) for reorganization under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). On July 31, 2009, the Company filed its second amended joint plan of reorganization, as modified as of July 31, 2009 (the “Plan”), with the Bankruptcy Court. On August 3, 2009, the Bankruptcy Court entered an order confirming the Plan.

In order to become effective, all conditions under the Plan, which include the Company’s closing of an exit facility, had to be satisfied by either September 10, 2009 or, with the approval of the Company and the Majority Consenting Holders (as such term is defined in the Plan), by September 25, 2009. In order to provide additional time for the Company to negotiate and close its exit financing, the Majority Consenting Holders and the Company mutually agreed to extend the time frame for the satisfaction of conditions under the Plan to September 25, 2009. On September 10, 2009 the Company filed a notice with the Bankruptcy Court notifying the Bankruptcy Court of the extension of the deadline for the Plan’s effectiveness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2009

ENERGY PARTNERS, LTD.

By:	/s/ John H. Peper
John H. Peper Executive Vice President, General Counsel and Corporate Secretary